EXHIBIT M

ACCOUNT DESIGNATION LETTER

[Date]

Wachovia Bank, National Association,

as Administrative Agent

201 South College Street, CP-23

Charlotte, North Carolina  28288-0608

Attn:  Syndication Agency Services

Ladies and Gentlemen:

            This Notice of Account Designation is delivered to you by The Titan Corporation, a Delaware corporation (the “Borrower”), under Section 5.1(h) of the Senior Secured Credit Agreement, dated as of May 23, 2002 (as amended, restated supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the various financial institutions as are, or may from time to time become, parties thereto (together with their successors, transferees, and assigns, the “Lenders”), WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Administrative Agent”), The Bank of Nova Scotia and Comerica Bank-California, as Syndication Agents, and Branch Banking and Trust Company and Toronto Dominion (New York), Inc., as Documentation Agents.  Unless otherwise defined herein, terms used herein have the meanings provided in the Credit Agreement.

            The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account, unless the Borrower shall designate, in writing to the Administrative Agent, one or more other accounts:

[INSERT Name of Bank/

ABA Routing Number/

and Account Number]

            Notwithstanding the foregoing, on the closing date of the Credit Agreement, funds borrowed under the Credit Agreement shall be sent to the institutions and/or persons designated on the attached payment instructions.

            IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this ___ day of May, 2002.

            THE TITAN CORPORATION

By:

Name:

Title: